Exhibit 99.1
27. Line of Business Results
The Corporation manages its business by product and service offerings as well as the distribution channel through which these products and services are offered. Effective January 1, 2007, the Corporation implemented a reorganization of its management structure resulting in the following five reportable segments: Retail Banking, Commercial Banking — Regional, Commercial Banking — National, Mortgage Banking, and Asset Management. Each of these segments is further described below. An additional business line, National Processing, Inc. was sold in October 2004. All revenues and expenses not directly associated with or allocated to these segments are reported within Parent and Other. Prior periods’ results have been reclassified to conform with the current presentation.
Net income is the primary measure used by management to assess segment performance and allocate resources. Segment results are derived from the Corporation’s management reporting system. There is no comprehensive authoritative guidance on how to allocate revenues and expenses among business segments. The Corporation uses various methodologies to assign revenues, expenses and assets to its segments in an attempt to reflect the underlying economics of each business. These methodologies may differ from techniques applied by other financial institutions. The accounting policies of the segments are generally the same as the Corporation, except that certain transactions are presented differently within the segment results, as described below.
Net interest income is presented in the segment results on a tax-equivalent basis. Assets and liabilities within each business unit are match funded, and interest rate risk is centrally managed as part of investment funding activities. Net interest income of each segment also includes interest earned on securitized loans which, for management reporting purposes, continue to be reflected as owned by the business that manages those assets. Interest income and funding costs associated with securitized loans are eliminated within Parent & Other. The provision for credit losses is assigned to each segment based upon the required allowance for loan losses of each segment. Noninterest income, as well as certain operating expenses, can generally be directly identified with a specific business. Indirect expenses are allocated to each segment based on various methodologies to estimate usage. The income tax provision is assigned to each segment using a standard rate which considers federal, state and local income taxes as well as state franchise taxes. Adjustments to reconcile the segments’ income tax provision to the consolidated income tax provision are recorded within Parent and Other. Goodwill is assigned to each segment based on the fair value of each acquired business added to each segment in relation to the total acquisition cost. A risk-based methodology is used to allocate capital to the segments. Management periodically refines its methodologies to allocate revenues and expenses as well as assets, liabilities and capital to its various businesses.
Retail Banking provides banking services to consumers and small businesses within National City’s eight state footprint. In addition to deposit gathering and direct lending services provided through the retail bank branch network, call centers, and the internet, Retail Banking’s activities also include small business banking services, education finance, retail brokerage, and lending-related insurance services. Consumer lending products include home equity, government or privately guaranteed student loans, and credit cards and other unsecured personal and small business lines of credit. Significant revenue sources include net interest income on loan and deposit accounts, deposit account service fees, debit and credit card interchange and service fees, and ATM surcharge and net interchange fees. Major expenses are credit, personnel costs, and branch network support.
Commercial Banking — Regional provides products and services to large and medium-sized corporations within National City’s eight state footprint. Major products and services include: lines of credit, term loans, leases, investment real estate lending, asset-based lending, treasury management, syndicated lending, derivatives, stock transfer, investment banking, public finance, international services and dealer floorplan financing. Significant revenue sources are net interest income on loan and deposit accounts, brokerage revenue, leasing revenue and other fee income. A major source of revenue is from companies with annual sales in the $5 million to $500 million range across a diverse group of industries. Major expenses are credit and personnel costs.
Commercial Banking — National provides products and services to select customers in certain industries or distribution channels, as well as customers outside of the National City’s footprint. Major products and services include: loan sales and securitization, structured finance, syndicated loans, equity and mezzanine capital, mortgage warehouse lending, correspondent banking, multi-family real estate lending and commercial real estate lending in certain national markets. Significant revenue sources are loan sales revenue, principal investment gains and other fee income. Major expenses are primarily personnel costs.
Mortgage Banking originates residential mortgage, home equity lines and loans both within National City’s banking footprint and on a nationwide basis. Mortgage Banking is comprised of two business units: National City Mortgage (NCM) and National Home Equity (NHE). Mortgage loans originated by NCM generally represent loans collateralized by one-to-four-family residential real estate and are made to borrowers in good credit standing. These loans are typically sold to primary mortgage market aggregators (Fannie Mae, Freddie Mac, Ginnie Mae, or the Federal Home Loan Banks) and jumbo loan investors. NCM’s business activities also include servicing mortgage loans for third party investors. NHE originates prime quality home equity loans and lines of credit outside National City’s banking footprint through a broker network. During 2006, the Corporation implemented a strategy to originate-and-sell all nonfootprint, broker sourced originations of nonconforming mortgage loans and home equity lines and loans. The Corporation sold $5.5 billion of home equity lines of credit and $2.3 billion of home equity loans during 2006. Significant revenue streams include net interest income earned on portfolio loans and loans held for sale, as well as loan sale and servicing revenue. Major expenses include credit, personnel costs, branch office costs, loan servicing and insurance expense.

The Asset Management business includes both institutional asset and personal wealth management. Institutional asset management services are provided by two business units — Allegiant Asset Management Group and Allegiant Asset Management Company. These business units provide investment management, custody, retirement planning services, and other corporate trust services to institutional clients, and act as the investment advisor for the Allegiant® mutual funds. The clients served include publicly traded corporations, charitable endowments and foundations, as well as unions, residing primarily in National City’s banking footprint and generally complementing its corporate banking relationships. Personal wealth management services are provided by two business units — Private Client Group and Sterling. Products and services include private banking services and tailored credit solutions, customized investment management services, brokerage, financial planning, as well as trust management and administration for affluent individuals and families. Sterling offers financial management services for high net worth clients.
Parent and Other contains revenues and expenses not directly associated with or allocated to the above segments, as well as investment funding activities including the investment portfolio, short and long-term borrowings, interest rate risk management and asset securitizations. Revenues and expenses associated with discontinued or exited products, services or business units, including the former First Franklin loan origination and servicing platforms, are also recorded with Parent and Other. On December 30, 2006, the Corporation completed the sale of its First Franklin mortgage loan origination and related servicing platform. The results of this business through the date of sale, as well as the realized gain on sale, are reported within Parent and Other. Adjustments to reconcile the segment results to the consolidated financial statements are also recorded within Parent and Other.
Selected financial information by line of business follows. For further discussion on the segments’ results see the Financial Review section.

		Commercial	Commercial				Parent
	Retail	Banking —	Banking —	Mortgage	Wealth	National	and	Consolidated
(In Thousands)	Banking	Regional	National	Banking	Management	Processing	Other(b)	Total

2006
Net interest income(a)	$2,015,474	$1,193,517	$326,161	$602,112	$129,098	$—	$367,358	$4,633,720
Provision for credit losses	182,565	50,194	16,495	74,567	3,394	—	155,378	482,593

Net interest income after provision	1,832,909	1,143,323	309,666	527,545	125,704	—	211,980	4,151,127
Noninterest income	1,058,535	481,443	265,853	364,725	352,558	—	1,495,851	4,018,965
Noninterest expense	1,729,428	739,434	185,466	805,283	321,550	—	936,178	4,717,339

Income before taxes	1,162,016	885,332	390,053	86,987	156,712	—	771,653	3,452,753
Income tax expense(a)	448,127	327,851	140,040	32,828	59,237	—	144,834	1,152,917

Net income	$713,889	$557,481	$250,013	$54,159	$97,475	—	$626,819	$2,299,836

Intersegment revenue (expense)	$(2,402)	$24,942	$9,644	$4,292	$6,685	—	$(43,161)	$—
Average assets (in millions)	24,427	38,051	10,542	25,755	3,751	—	36,152	138,678

2005
Net interest income(a)	$1,918,113	$1,151,431	$332,775	$716,806	$118,292	$—	$489,057	$4,726,474
Provision (benefit) for credit losses	251,715	5,678	(37,787)	58,045	7,635	—	(1,692)	283,594

Net interest income after provision	1,666,398	1,145,753	370,562	658,761	110,657	—	490,749	4,442,880
Noninterest income	955,340	405,512	195,578	832,742	343,997	—	571,150	3,304,319
Noninterest expense	1,583,793	661,352	166,532	844,228	326,003	—	1,169,149	4,751,057

Income (loss) before taxes	1,037,945	889,913	399,608	647,275	128,651	—	(107,250)	2,996,142
Income tax expense (benefit)(a)	399,434	339,756	148,410	231,519	48,630	—	(156,836)	1,010,913

Net income	$638,511	$550,157	$251,198	$415,756	$80,021	—	$49,586	$1,985,229

Intersegment revenue (expense)	$(3,332)	$29,220	$(6)	$5,001	$6,042	—	$(36,925)	$—
Average assets (in millions)	23,708	35,385	9,445	28,672	3,433	—	40,913	141,556

2004
Net interest income(a)	$1,812,801	$1,002,082	$269,432	$764,527	$111,852	$3,500	$496,133	$4,460,327
Provision (benefit) for credit losses	230,707	53,038	(1,784)	15,800	4,165	—	21,346	323,272

Net interest income after provision	1,582,094	949,044	271,216	748,727	107,687	3,500	474,787	4,137,055
Noninterest income	841,181	349,886	155,449	808,682	413,494	409,754	1,461,735	4,440,181
Noninterest expense	1,463,457	532,919	116,153	738,021	307,484	357,018	956,585	4,471,637

Income before taxes	959,818	766,011	310,512	819,388	213,697	56,236	979,937	4,105,599
Income tax expense(a)	367,643	291,447	109,596	311,105	80,777	22,243	142,854	1,325,665

Net income	$592,175	$474,564	$200,916	$508,283	$132,920	$33,993	$837,083	$2,779,934

Intersegment revenue (expense)	$(3,434)	$19,543	$—	$6,804	$4,850	$4,840	$(32,603)	$—
Average assets (in millions)	21,198	29,804	6,394	24,686	3,088	569	38,664	124,403

(a)	Includes tax-equivalent adjustment for tax-exempt interest income.

(b)	Includes after-tax gains on sales of $622 million for First Franklin in 2006 and $487 for National Processing in 2004.

Effective January 1, 2006, the Corporation changed its methodology for allocating interest credit on mortgage escrow accounts from a short-term rate to a longer-term swap rate to better reflect the duration of these accounts. This change did not have a significant impact on Mortgage Banking’s net interest income for 2006 as the yield curve was relatively flat. Had this same methodology been applied to prior periods, Mortgage Banking’s net interest income for 2005 and 2004 would have increased by $25 million and $59 million, respectively.